UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Phillips Edison – ARC Shopping Center REIT Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2014, Phillips Edison Grocery Center REIT I, Inc. (formerly known as Phillips Edison – ARC Shopping Center REIT Inc.) (the “Company”), Phillips Edison Grocery Center Operating Partnership I, L.P. (formerly known as Phillips Edison – ARC Shopping Center Operating Partnership, L.P.) (the “Operating Partnership”), Bank of America, N.A., in its capacity as administrative agent, KeyBank National Association and Citibank, N.A., in their capacity as co-syndication agents, and certain other lenders, amended the unsecured revolving credit facility into which the parties originally entered on December 18, 2013 (the “Amended Credit Facility”). The Amended Credit Facility increases the aggregate commitments from the lenders from $350 million to $700 million. The Amended Credit Facility also provides the Operating Partnership with the ability to increase the size of the Amended Credit Facility up to a total of $1.0 billion.

Except as noted above, there are no material differences between the Amended Credit Facility and the original credit facility entered into on December 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: December 17, 2014	By:	/s/ John B. Bessey
John B. Bessey
Co-President